EXHIBIT 99.1

[LOGO]  CBS CORPORATION
51 WEST 52 STREET
NEW YORK, NEW YORK 10019-6188




             CBS CORPORATION RESETS RECORD DATE FOR
                       VIACOM MERGER VOTE


     New York, NY, November 5, 1999 - CBS Corporation (NYSE: CBS) today reset the record date for its Special Meeting on the Viacom merger in order to include shareholders of King World
Productions, Inc. ("King World").

     CBS had originally set November 12, 1999 as its record date to approve the merger with Viacom Inc. (NYSE: VIA, VIA.B). That date will now move to November 17, 1999, which follows the expected November 15, 1999 closing date of the CBS/King World merger. Holders of CBS Common and Series B Preferred Stock at the close of business on November 17, 1999 are entitled to notice of and to vote at the meeting. A date for the CBS Special meeting has not yet been set.

     CBS Corporation is composed of CBS Television, Cable and a majority stake in Infinity Broadcasting Corporation, its radio and outdoor business. CBS Television is comprised of the CBS Television Network and 16 CBS owned television stations, eight of which are in the Top 10 markets. CBS Cable consists of two country networks and regional sports operations. Infinity Broadcasting Corporation operates 163 radio stations and TDI, the Company's outdoor business.


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Press Contacts:     Gil Schwartz        212-975-2121
                    Dana McClintock     212-975-1077